Calculation of Filing Fee Tables
S-3
PPL Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Equity Units	457(r)			$ 1,150,000,000.00	0.0001381	$ 158,815.00
Fees to be Paid	2	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	3	Debt	Remarketable Senior Notes due 2034	457(r)				0.0001381	$ 0.00
Fees to be Paid	4	Debt	Remarketable Senior Notes due 2039	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantees of Remarketable Senior Notes due 2034	457(r)				0.0001381
Fees to be Paid	6	Debt	Guarantees of Remarketable Senior Notes due 2039	457(r)				0.0001381
Fees to be Paid	7	Equity	Common Stock, par value $0.01 per share	457(r)			$ 1,150,000,000.00	0.0001381	$ 158,815.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,300,000,000.00		$ 317,630.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 317,630.00
Offering Note
[1]	This registration fee table shall be deemed to update the "Registration fee" in Item 14. Other Expenses of Issuance and Distribution in the Registration Statement on Form S-3 (File No. 333-277140 and 333-277140-04) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. Represents an aggregate amount of $1,150,000,000 of the Equity Units offered hereby and an aggregate amount of $1,150,000,000 of the Common Stock for which consideration will be received upon settlement of the purchase contracts. Each Equity Unit will consist of (i) a purchase contract issued by PPL Corporation, (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding, Inc.'s Remarketable Senior Notes due 2034 and (iii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the PPL Capital Funding, Inc.'s Remarketable Senior Notes due 2039.

[2]	See above.

[3]	See above.

[4]	See above.

[5]	The debt securities issued by PPL Capital Funding, Inc. are guaranteed by PPL Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[6]	The debt securities issued by PPL Capital Funding, Inc. are guaranteed by PPL Corporation. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

[7]	See footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,300,000,000.00. The prospectus is a final prospectus for the related offering.